Marsh & McLennan Companies, Inc. and Subsidiaries                   Exhibit 12.1
Ratio of Earnings to Fixed Charges
(In millions, except ratios)

                                                                           Years Ended December 31,
                                                   --------------------------------------------------------------------
                                                       2003          2002           2001          2000           1999
                                                   --------------------------------------------------------------------

EARNINGS

Income before income taxes and minority interest*    $ 2,335       $ 2,133        $ 1,590       $ 1,955        $ 1,255

Interest expense                                         185           160            196           247            233

Portion of rents representative of
the interest factor                                      156           132            122           120            121

Amortization of capitalized interest                      --            --             --            --              1
                                                   --------------------------------------------------------------------

                                                     $ 2,676       $ 2,425        $ 1,908       $ 2,322        $ 1,610
                                                   ====================================================================

FIXED CHARGES

Interest expense                                     $   185       $   160        $   196       $   247        $   233

Portion of rents representative of
the interest factor                                      156           132            122           120            121
                                                   --------------------------------------------------------------------

                                                     $   341       $   292        $   318       $   367        $   354
                                                   ====================================================================

Ratio of Earnings to Fixed Charges                       7.8           8.3            6.0           6.3            4.5

* Minority interest has been reclassified in 1999 to conform to the current year presentation.